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Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 1, 2002

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15169 (Commission File Number)	74-2853258 (IRS Employer Identification No.)
7600B North Capital of Texas Highway, Suite 340, Austin, TX (Address of Principal Executive Offices)		78731 (Zip Code)

Registrant's telephone number, including area code (512) 531-6000

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

        Effective December 1, 2002, Perficient, Inc. (the "Company") promoted Mark D. Mauldin, formerly the controller of Perficient, to chief financial officer. Matthew P. Clark, who is leaving to pursue other opportunities, will work through a transition period and be available to the company as a consultant. Mr. Mauldin joined Perficient in June of 2000, and previously worked at Ernst and Young for approximately seven years, and at the time of his departure served as a manager responsible for the audits of several public companies. Mr. Mauldin also worked on several public offerings and financings during his tenure at Ernst &Young. Mr. Mauldin has a Masters in Professional Accounting from the University of Texas at Austin and is a Certified Public Accountant.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.
Date: December 10, 2002	By:	/s/ JOHN T. MCDONALD John T. McDonald Chief Executive Officer

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  ITEM 5. OTHER EVENTS
SIGNATURES